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                                                                  EXECUTION COPY


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                          TESORO PETROLEUM CORPORATION


                       SENIOR SECURED TERM LOANS DUE 2008


                        8% SENIOR SECURED NOTES DUE 2008


                                CONTROL AGREEMENT


                            Dated as of May 16, 2003


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                                TABLE OF CONTENTS

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
                                                 ARTICLE I
                                                DEFINITIONS

SECTION 1.01.    Credit Agreement and UCC Definitions........................................................2

SECTION 1.02.    Rules of Interpretation.....................................................................2


                                                ARTICLE II
                                        ASSET SALE PROCEEDS ACCOUNT

SECTION 2.01.    Asset Sale Proceeds Account.................................................................2

SECTION 2.02.    Permitted Investments.......................................................................5

SECTION 2.03.    Monies Received by the Company..............................................................6

SECTION 2.04.    Books of Asset Sale Proceeds Account; Statements............................................7


                                                ARTICLE III
                         SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

SECTION 3.01.    Securities Asset Sale Proceeds Account......................................................7

SECTION 3.02.    Certain Rights and Powers in Respect of Asset Sale Proceeds Account and Funds...............8

SECTION 3.03.    Security Interest..........................................................................10

SECTION 3.04.    Duties and Certain Rights of Depositary Agent..............................................11

SECTION 3.05.    Remedies...................................................................................17


                                                ARTICLE IV
                                         TERMINATION OF AGREEMENT

SECTION 4.01.    Rights and Obligations of Collateral Agent and Depositary Agent............................17

SECTION 4.02.    Secured Obligations........................................................................17


                                                 ARTICLE V
                                               MISCELLANEOUS

SECTION 5.01.    Notices....................................................................................18
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
SECTION 5.02.    Benefit of Agreement.......................................................................19

SECTION 5.03.    No Waiver; Remedies Cumulative.............................................................20

SECTION 5.04.    Severability...............................................................................20

SECTION 5.05.    Amendments.................................................................................20

SECTION 5.06.    Headings...................................................................................20

SECTION 5.07.    Governing Law..............................................................................20

SECTION 5.08.    CONSENT TO JURISDICTION....................................................................20

SECTION 5.09.    WAIVER OF JURY TRIAL.......................................................................21

SECTION 5.10.    Successors and Assigns.....................................................................22

SECTION 5.11.    Entire Agreement...........................................................................22

SECTION 5.12.    Survival of Agreements.....................................................................22

SECTION 5.13.    Further Information........................................................................22

SECTION 5.14.    Additional Depositary Agent Provisions.....................................................22

SECTION 5.15.    Counterparts...............................................................................23

SECTION 5.16.    Effectiveness..............................................................................23

SECTION 5.17.    Collateral Agent's Obligations.............................................................23

EXHIBIT:              A        Remittance Instruction Form
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         This CONTROL AGREEMENT, dated as of May 16, 2003 (this "Agreement"), is entered into by and among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), The Frost National Bank, as the bank and the securities intermediary (together with its permitted successors in such capacity, the "Depositary Agent") and WILMINGTON TRUST COMPANY, as Collateral Agent (together with its successors in such capacity, the "Collateral Agent").

                                    RECITALS:

1. The Company has borrowed $200,000,000 in principal amount of Term Loans (the "Initial Term Loans") under the Credit and Guaranty Agreement dated as of April 17, 2003 (the "Term Loan Agreement") by and among the Company, the Guarantors, the lenders from time to time party thereto, the Administrative Agent (together with its successors in such capacity, the "Administrative Agent") and Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner and syndication agent.

2. The Company has issued $375,000,000 in principal amount of 8.00% Senior Secured Notes due April 15, 2008 (the "Initial Notes") pursuant to the Indenture dated as of April 17, 2003 (the "Indenture") by and among the Company, the Guarantors and The Bank of New York, as Trustee (together with its successors in such capacity, the "Trustee").

3. Pursuant to the Term Loan Agreement, the Guarantors guarantee payment of the Initial Term Loans and all other Term Loan Obligations. Pursuant to the Indenture, the Guarantors guarantee payment of the Initial Notes and all other Note Obligations.

4. The Term Loan Agreement and Indenture require the Company and the Guarantors to secure payment of the Initial Term Loans and the Initial Notes and other Secured Obligations, Equally and Ratably, by security interests in the Collateral. Without providing any commitments to the Company as to the funding of any future indebtedness, the Term Loan Agreement and Indenture permit the Company from time to time to incur Indebtedness which it is otherwise permitted to incur under the Term Loan Agreement and Indenture in the form of additional Term Loans borrowed under the Term Loan Agreement or additional Notes issued under the Indenture (or both) and to secure such additional Term Loans and additional Notes, Equally and Ratably with the Initial Term Loans and the Initial Notes, by such security interests in the Collateral, up to an aggregate principal amount (including the Initial Term Loans and the Initial Notes) not exceeding $725,000,000 at any one time outstanding.

5. The Term Loan Agreement and Indenture further require that such security interests in the Collateral be granted pursuant to the Security Documents to a collateral agent acting for the benefit of the holders of Term Loans, Notes and other Secured Obligations. This Agreement sets forth the terms on which the Collateral Agent has undertaken to accept, hold and enforce such security interests and all related rights, interests and powers as agent for, and for the benefit exclusively of, the present and future holders of the Term Loans, Notes and other Secured Obligations.

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         6. The Depositary Agent has agreed to act as depositary agent and, with respect to any securities entitlements held by it pursuant to this Agreement, as securities intermediary pursuant to the terms of this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Definitions. Capitalized terms used in this Agreement that are defined in the Term Loan Agreement and Indenture and not otherwise defined herein shall have the meanings set forth in the Term Loan Agreement and Indenture. All capitalized terms used in this Agreement that are defined in
Article 9 of the UCC, as in effect on the date of this Agreement in the State of New York, and not otherwise defined herein shall have the meanings therein set forth.

SECTION 1.02. Rules of Interpretation. The rules of interpretation or construction set forth in Section 1.03 of the Term Loan Agreement and Section
1.04 of the Indenture shall apply with like effect to this Agreement.

                                   ARTICLE II

                           ASSET SALE PROCEEDS ACCOUNT

SECTION 2.01. Asset Sale Proceeds Account.

                  (a) Establishment of Asset Sale Proceeds Account. The Company hereby directs the Depositary Agent to establish and maintain at its San Antonio office an account in the name of the Company (as the entitlement holder) entitled "Asset Sale Proceeds Blocked Account Subject to the Security Interest of Wilmington Trust Company, as Collateral Agent" and numbered 61-8083487 (the "Asset Sale Proceeds Account"). The Asset Sales Proceeds Account shall at all times be under the sole and exclusive dominion and control of the Collateral Agent.

                  (b) Deposits of Net Sale Consideration. The Collateral Agent and the Company shall, and the Company shall cause each Guarantor to, promptly deposit or cause to be deposited into the Asset Sale Proceeds Account all Net Sale Consideration (including all amounts and proceeds (including instruments) received by the Company, any Guarantor or the Collateral Agent (as loss payee or additional insured) under any insurance policy maintained by the Company or any Guarantor or any Person in respect of Collateral (the "Insurance Proceeds") or any amounts and proceeds (including instruments) received by the Company or any Guarantor by reason of any means any compulsory transfer or taking by condemnation, eminent domain or


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exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral, other than an immaterial portion thereof, by any agency, department, authority, commission, board, instrumentality or political subdivision of the state in which such Collateral is located, the United States or another Governmental Authority having jurisdiction which is not rescinded or revoked within 60 days after the date of such transfer or taking (the "Eminent Domain Proceeds" and, together with the Insurance Proceeds, the "Loss Proceeds")).

                  (c) Withdrawals.

                        (i) General Provisions Regarding Release of Net Sale Consideration. Deposits of Net Sale Consideration in the Asset Sales Proceeds Account, and income therefrom, may be withdrawn only upon order of the Collateral Agent. Upon the Collateral Agent's receipt of an Officer's Certificate from the Company stating that a specified amount of the funds on deposit in the Asset Sale Proceeds Account:

                           (A) (1) will be used, promptly upon withdrawal from
                  the Asset Sale Proceeds Account, to acquire a controlling interest in another business or all or substantially all of the assets of another business, in each case engaged in a Permitted Business and principally owing Refinery Assets that have (in the good faith judgment of the Company) a value, net of the value of any Credit Facility Collateral included therein, at least equal to the amount of such Net Sale Consideration, and income therefrom, or (2) to make capital expenditures on (including, but not limited to, repairing, restoring or replacing Collateral which was the subject of a Minor Loss) or to acquire Refinery Assets, but not to repair or replace Collateral that has suffered a Major Loss, except as provided below, in each case, in accordance with the provisions of Section 4.10 of the Indenture and 5.10 of the Term Loan Agreement; or

                           (B) will be applied, promptly upon withdrawal from
                  the Asset Sale Proceeds Account, to fund payments due to the Holders of Notes and the Lenders under accepted Collateral Proceeds Offers made pursuant to Section 4.10 of the Indenture and Section 5.10 of the Term Loan Agreement; or

                           (C) have been offered to the Holders of Notes and the
                  Lenders in compliance with the provisions of Section 4.10 of the Indenture and Section 5.10 of the Term Loan Agreement in Collateral Proceeds Offers that were not accepted and have been released from the Collateral Agent's Liens and are required to be released to the Company pursuant to such provisions;

then, if the conditions set forth in Section 3.01 of the Collateral Agency Agreement are satisfied, the Collateral Agent promptly shall instruct the Depositary Agent in writing using the form attached hereto as Exhibit A, to remit such amount to the Company as directed in any remittance instruction delivered to the Collateral Agent by the Company. The Depositary Agent shall comply with such instructions.


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                        (ii) General Provisions Regarding a Major Loss. Provided
         that the conditions set forth in clauses (A) or (B) below have been satisfied or have been waived by the Collateral Agent, if there shall occur any damage, destruction, condemnation or other similar taking of Collateral or other event with respect to which Loss Proceeds for any single loss in excess of $25,000,000 are payable (a "Major Loss") such Loss Proceeds shall be released by the Collateral Agent to Company in accordance with clauses (A) and (B) below.

                           (A) Release with no Provision for Repair, Replacement
                  or Restoration. If there shall occur any Major Loss and upon the Collateral Agent's receipt of an Officer's Certificate from the Company (in addition to such other statements and certifications required pursuant to Section 2.01(c)(i)):

                                    (1) certifying that the Company has
                           determined in its good faith judgment not to repair, restore or replace the property subject to a Major Loss and that such determination is not expected to result in a Material Adverse Effect; and

                                    (2) stating that no Default or Event of
                           Default has occurred and is continuing,

                  then, such Loss Proceeds shall be released by the Collateral Agent to Company in accordance with Section 2.01(c)(i).

                           (B) Repair and Restoration Procedures. In regard to a
                  Major Loss, the Collateral Agent shall instruct the Depositary Agent, in writing using the form attached hereto as Exhibit A, to remit to the Company, from the Asset Sales Proceeds Account, such amounts as directed in any remittance instruction delivered to the Collateral Agent by the Company, and, upon such remittance, the Collateral Agent's Liens thereon shall be released, for application to such Major Loss, only in accordance with the following requirements, and the Depository Agent shall comply with such instructions:

                                    (1) the Company will cause any restoration
                           or replacement to be commenced and completed promptly and diligently;

                                    (2) disbursements of Loss Proceeds for
                           application toward repair, restoration or replacement shall be instructed by the Collateral Agent upon the Company's written request and the presentation to the Collateral Agent of an Officer's Certificate:

                                         (I) describing in reasonable detail the
                           nature of the proposed repair, restoration or replacement to be effected with such release;


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                                         (II) if the entity or entities that are
                           required to pay Loss Proceeds to the Company are not collectively required to pay for all costs and expenses associated with completing any repair, restoration or replacement, without limitation, and until the final completion of such repair, restoration or replacement (other than a deductible which the Company has certified has been paid in full), then providing (A) a project budget for the proposed repair, restoration or replacement (which shall include a 10% contingency allowance) prepared in good faith and upon reasonable assumptions by the Company and (B) a certification from the Company that the aggregate amount requested by the Company in respect of such repair, restoration or replacement (when added to (x) any other Loss Proceeds received by the Company in respect of the event giving rise to the receipt of such Loss Proceeds, (y) the income therefrom and (z) other funds as are available or committed to complete the repair, restoration or replacement) will provide funding sufficient to pay the budgeted project costs (including the contingency allowance) in full to complete such proposed project; and

                                         (III) stating (A) the reasonably
                           estimated overall cost of the proposed project, (B) the specific amount requested to be released from the Asset Sales Proceeds Account and (C) that such amount promptly will be applied to pay the costs associated with such proposed project and, if clause (II) above is applicable, in accordance with the budget referred to in clause (II) above;

                                         (IV) stating that no Default or Event
                           of Default has occurred and is continuing.

                       (iii) General Provisions Regarding a Minor Loss. If there shall occur any damage, destruction, condemnation or other similar taking of Collateral or other event with respect to which Loss Proceeds for any single loss less than $25,000,000 are payable (a "Minor Loss"), such Loss Proceeds, and related income, shall be released by the Collateral Agent to the Company in accordance with Section 2.01(c)(i).

SECTION 2.02. Permitted Investments.

                  (a) Directing the Making of Investments. No amount on deposit in the Asset Sale Proceeds Account maintained hereunder or interest paid thereon, if any, may be held as "investment property" (as defined in Section 9-102(49) of the UCC, and as so defined, the term investment property is used throughout this Agreement) or invested by the Company (or the Depositary Agent on its behalf) and the Asset Sale Proceeds Account shall be maintained as a "deposit account" (as defined in Section 9-102(a)(29) of the UCC), in each case, unless the


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Depositary Agent has provided its prior written consent (and containing the agreements with respect thereto), which consent, if any, shall be at the sole discretion of the Depositary Agent.

                  (b) Application of Permitted Investments. Permitted Investments, if any, purchased upon the direction of the Company under the provisions of this Agreement shall be deemed at all times to be a part of the Asset Sale Proceeds Account from which funds were withdrawn in order to acquire the Permitted Investment and shall be deemed to constitute funds on deposit in and credited to the Asset Sale Proceeds Account, and the income or interest earned and gains realized in excess of losses suffered by the Asset Sale Proceeds Account due to the investment of funds deposited therein shall be credited and retained in the Asset Sale Proceeds Account, except as otherwise expressly provided by the terms hereof.

                  (c) Earnings. All earnings, if any, on funds in the Asset Sale Proceeds Account maintained hereunder shall be credited to the Company for tax reporting purposes. The Depositary Agent shall provide to the Company a statement with respect to all interest earned on the Asset Sale Proceeds Account as of the close of each calendar year for which income is earned on the Asset Sale Proceeds Account. The Company shall provide the Depositary Agent with its taxpayer identification number, documented, to the extent necessary, by an appropriate executed Form W-9, upon execution of this Agreement. This form shall, to the extent necessary, be renewed as required by the Internal Revenue Service and provided to the Depositary Agent. The Depositary Agent shall be entitled to rely on an opinion of legal counsel (which may be counsel to the Company) in connection with the reporting of any earnings with respect hereto.

                  (d) Liquidation of Investments for Distributions. The Collateral Agent is hereby authorized to direct the Depositary Agent, in writing using the form attached hereto as Exhibit A, to liquidate or direct the liquidation of any Permitted Investment (without regard to maturity) in order to make or cause to be made any application required by any Section of this Article
2. In furtherance, and not in limitation, of any other indemnity or limitation of liability with respect to the Collateral Agent contained herein or in any other Term Loan Document or Note Document, the Collateral Agent and the Depositary Agent shall in no way be liable for any losses suffered by the Company, including losses due to early liquidation or market risk, which are a result of the Collateral Agent's exercise of its authority under this provision.

                  (e) Value of Permitted Investments. Permitted Investments, if any, credited to the Asset Sale Proceeds Account shall be valued at their current market value.

SECTION 2.03. Monies Received by the Company. In the event that the Company or any Guarantor receives any cash or Cash Equivalents constituting Net Sale Consideration (including any Loss Proceeds) or other amounts required by the terms hereof to be deposited into the Asset Sale Proceeds Account, the Company shall, or shall cause such Guarantor to, hold the same in precisely the form received in trust for and on behalf of the Secured Parties, segregated from other funds of the Company or such Guarantor, and without any notice or demand whatsoever, shall promptly deliver the same to the Depositary Agent for application in accordance with the terms of this Agreement. No balance in, or financial asset or other asset credited to, the Asset



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Sale Proceeds Account maintained hereunder shall be disbursed or transferred by the Depositary Agent, except in accordance with the provisions hereof.

SECTION 2.04. Books of Asset Sale Proceeds Account; Statements. The Depositary Agent shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Asset Sale Proceeds Account and all investment transactions effected by the Depositary Agent pursuant to the terms hereof, and any such recordation shall constitute prima facie evidence of the information recorded. Not later than the tenth Business Day of each month or as soon as practicable thereof, but in no event later than the twentieth calendar day of each month, commencing with the first month to occur after the earliest of the receipt of Net Sale Consideration into the Asset Sale Proceeds Account in accordance with the terms hereof, the Depositary Agent shall deliver to the Company a statement setting forth the transactions in the Asset Sale Proceeds Account during the preceding month (including deposits, withdrawals and transfers from and to the Asset Sale Proceeds Account) and specifying the Net Sale Consideration, Permitted Investments and other amounts held in or credited to the Asset Sale Proceeds Account at the close of business on the last Business Day of the preceding month. In addition, the Depositary Agent shall promptly respond (during normal business hours) to requests by the Company for information regarding deposits, investments and transfers into, in respect of the Asset Sale Proceeds Account.

                                   ARTICLE III

            SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

SECTION 3.01. Securities Asset Sale Proceeds Account.

                  (a) Acknowledgement. The Depositary Agent hereby agrees and confirms that the Depositary Agent has established the Asset Sale Proceeds Account as set forth and defined in this Agreement.

                  (b) Agreement. Each of the parties hereto agrees that:

                       (i) the Asset Sale Proceeds Account will be maintained, to the extent that "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC, and as so defined the term financial asset is so used throughout this Agreement) are deposited therein or credited thereto, as a "securities account" (within the meaning of Section 8-501 of the UCC), and, to the extent that credit balances not constituting financial assets are credited thereto, as a "deposit account" (within the meaning of Section 9-102(a)(29) of the UCC);

                       (ii) the Company is an "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of any "financial assets" credited to the Asset Sale Proceeds Account;


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                       (iii) all property (including a security, security
         entitlement, investment property, instrument or obligation, share, participation, interest, cash or other property whatsoever) delivered to the Depositary Agent will be promptly credited by the Depositary Agent to the Asset Sale Proceeds Account by an appropriate entry in its records in accordance with this Agreement;

                       (iv) all financial assets and other assets in registered form or payable to or to order and credited to the Asset Sale Proceeds Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Depositary Agent or in blank, or credited to another securities account maintained in the name of the Depositary Agent, and in no case will any such financial asset or other asset be credited to the Asset Sale Proceeds Account at any time, if, at such time, such asset is registered in the name of, payable to or to the order of, or endorsed to, the Collateral Agent (in such capacity) or the Company, except to the extent the foregoing have been subsequently endorsed by the Collateral Agent (in such capacity) or the Company to the Depositary Agent or in blank;

                       (v) the Depositary Agent is acting as "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Asset Sale Proceeds Account and financial assets deposited therein or credited thereto and as a "bank" (within the meaning of Section 9-304 of the UCC) with respect to the Asset Sale Proceeds Account and credit balances not constituting financial assets credited thereto; and

                       (vi) the Depositary Agent shall not change the name or account number of the Asset Sale Proceeds Account without the prior written consent of the Collateral Agent.

SECTION 3.02. Certain Rights and Powers in Respect of Asset Sale Proceeds
              Account and Funds.

                  (a) Rights to Asset Sale Proceeds Account. The Company shall not make, attempt to make or consent to the making of any withdrawal or transfer from the Asset Sale Proceeds Account except in strict adherence to the terms and conditions of this Agreement. The Company shall not have any rights or powers with respect to the remittance of amounts credited to, the disbursement of credited amounts out of, or the investment of credited amounts in, the Asset Sale Proceeds Account, except to have amounts credited thereto applied in accordance with this Agreement; provided, however, that the parties hereto acknowledge and agree that the foregoing provisions of this Section 3.02(a) shall not be deemed to divest the Company of its interest as an "entitlement holder" under the UCC, as provided in this Agreement.

                  (b) Certain Powers of the Collateral Agent and the Depositary Agent. The Collateral Agent and, where appropriate, the Depositary Agent will have the right, but not the obligation, to (i) refuse any item for credit to the Asset Sale Proceeds Account except as required by the terms of this Agreement and (ii) refuse to honor any request for transfer on the Asset Sale Proceeds Account which is not consistent with this Agreement. If the Company fails to perform


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any agreement contained herein and such failure to perform is continuing for a period of 30 days, the Collateral Agent may itself perform, or cause the performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company upon written demand. The Company hereby irrevocably appoints the Collateral Agent as the Company's attorney-in-fact, with full authority in the place and stead of the Company, and in the name of the Company or otherwise from time to time in the Collateral Agent's discretion, if an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                       (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Asset Sale Proceeds Account or the proceeds of financial assets or other assets held therein or credited thereto;

                       (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above;

                       (iii) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Asset Sale Proceeds Account or the proceeds of financial assets or other assets held therein or credited thereto or otherwise to enforce the rights of the Collateral Agent with respect to the Asset Sale Proceeds Account or the proceeds of financial assets or other assets held therein or credited thereto, provided that, with respect to this clause (iii), such rights shall be exercised in accordance with Section 3.06; and

                       (iv) to perform the affirmative obligations of the Company hereunder if, and to the extent that, the Company fails to perform such obligations and such failure to perform is continuing for a period of 30 days.

The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 3.02(b) is irrevocable and coupled with an interest. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the applicable Secured Parties) in the Asset Sale Proceeds Account and the proceeds of financial assets and other assets held therein or credited thereto and shall not impose any duty on the Collateral Agent to exercise any such powers. Except for the reasonable care of the Asset Sale Proceeds Account in its possession or under its control (as the case may be) and the accounting for moneys actually received by it hereunder, neither the Depositary Agent nor the Collateral Agent shall have any duty as to the Asset Sale Proceeds Account or the proceeds of financial assets or other assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Asset Sale Proceeds Account or proceeds. Each of the Depositary Agent and the Collateral Agent is required to exercise reasonable care in the custody and preservation of the Asset Sale Proceeds Account and the financial assets and other assets held therein or credited thereto in its possession or under its control (as the case may be); provided, however, that the Collateral Agent in any event shall be


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deemed to have exercised reasonable care in the custody and preservation of the
Asset Sale Proceeds Account if it takes such action for that purpose as the Company reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but, notwithstanding the foregoing, the failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

SECTION 3.03. Security Interest.

                  (a) Grant. To secure the timely payment in full in cash and performance in full of the Secured Obligations of the Company, the Company does hereby assign, grant, hypothecate and pledge to, and grant a first priority security interest in favor of the Collateral Agent, on behalf of and for the sole and exclusive benefit of the Secured Parties on all the estate, right, title, interest and security entitlements of the Company, whether now owned or hereafter acquired, in the Asset Sale Proceeds Account and in all cash, cash equivalents, instruments, investments, other securities, financial assets and other assets held therein or credited thereto and all proceeds thereof, including all rights of the Company to receive moneys due in respect of such Asset Sale Proceeds Account, all claims with respect to such Asset Sale Proceeds Account, all income or gain earned in respect of the financial assets and other assets held in or credited to such Asset Sale Proceeds Account, and all proceeds receivable or received when any financial asset or other asset held in or credited to an Asset Sale Proceeds Account is collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.

                  (b) Acknowledgment. The Depositary Agent hereby acknowledges the first priority security interest in, and the pledge by the Company to the Collateral Agent for the benefit of the Secured Parties of all of the Company's assets held in or credited to the Asset Sale Proceeds Account and all proceeds thereof, and will so indicate on the records maintained by the Depositary Agent with respect to the Asset Sale Proceeds Account. The Depositary Agent agrees to hold all such assets for the purposes of, and on the terms set forth in, this Agreement.

                  (c) Other Liens; Adverse Claim.

                       (i) The Company represents and warrants that:

                           (A) it has not assigned any of its rights under the
                  Asset Sale Proceeds Account;

                           (B) it has not executed and is not aware of any
                  effective financing statement, security agreement, control agreement or other instrument similar in effect covering all or any part of the Asset Sale Proceeds Account except in favor of the Collateral Agent; and

                           (C) it has full power and authority to grant a
                  security interest in and assign its right, title and interest in the Asset Sale Proceeds Account and all financial assets and other assets held therein or credited thereto and all proceeds thereof hereunder.

                       (ii) The Company represents, warrants and covenants that it has not granted, and shall not grant, to any Person other than the Collateral Agent any interest in Asset Sale Proceeds Account and that it has kept, and shall keep, the Asset Sale Proceeds Account free from all Liens other than Permitted Liens.

                       (iii) The Depositary Agent represents and warrants that it has no knowledge (without having conducted an independent investigation) of any Lien on the Asset Sale Proceeds Account other than the claims and interest of the parties hereto as provided herein. In the event that the Depositary Agent has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Asset Sale Proceeds Account or any financial asset or other asset credited thereto, the Depositary Agent hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent for the benefit of the Secured Parties.

                       (iv) Each of the Collateral Agent and the Depositary Agent represents and warrants that it has no notice (without having conducted an independent investigation) of any adverse claim to the financial assets or other assets deposited in or credited to the Asset Sale Proceeds Account or to security entitlements with respect thereto.

                       (v) The financial assets and other assets credited to the Asset Sale Proceeds Account shall not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Collateral Agent, except as set forth in clause (vi) below.

                       (vi) The Company authorizes the Depositary Agent to debit its primary account number 01-0322466 to pay for all usual and customary service charges, transfer fees and account maintenance fees of the Depositary Agent in connection with the Asset Sale Proceeds Account. If the Company has insufficient funds in its primary account to pay such charges and fees, the Depositary Agent may thereafter exercise its right of set-off against amounts on deposit in the Asset Sale Proceeds Account, but only to the extent of such fees in respect of the Asset Sale Proceeds Account.

SECTION 3.04. Duties and Certain Rights of Depositary Agent.

                  (a) General. The duties of the Depositary Agent shall be determined solely by the express provisions of this Agreement and by applicable law and no duties, implied covenants or obligations shall be read into this Agreement against the Depositary Agent as depositary agent, securities intermediary and bank.

                  (b) Acceptance of Appointment. The Depositary Agent hereby agrees to act as depositary agent and securities intermediary with respect to the Asset Sale Proceeds Account and pursuant to this Agreement. The other parties hereto hereby acknowledge that the Depositary Agent shall act as depositary agent, securities intermediary and bank with respect to the Asset Sale Proceeds Account and pursuant to this Agreement.

                  (c) Financial Assets Election. The Depositary Agent hereby agrees that each item of property (including a security, security entitlement, investment property, instrument or obligation, share or participation) credited to the Asset Sale Proceeds Account shall be treated as a financial asset under
Article 8 of the UCC other than cash from time to time and at any time deposited in the Asset Sale Proceeds Account, and interest accrued or paid thereon.

                  (d) Negative Pledge. Subject to the terms of this Agreement, the Depositary Agent hereby agrees that it shall not grant any Lien in the financial assets and other assets that it is obligated to maintain under this Agreement.

                  (e) Entitlement Orders, Instructions. If at any time the Depositary Agent shall receive any entitlement order, instruction or any other order from the Collateral Agent directing the transfer or redemption of any financial asset or other asset relating to the Asset Sale Proceeds Account, or directing the disposition of any funds in the Asset Sale Proceeds Account, the Depositary Agent shall comply with such entitlement order, instruction or other order without further consent by the Company or any other Person. The parties hereto agree that until the Depositary Agent's obligations under this Agreement shall terminate in accordance with the terms hereof, the Collateral Agent shall have control of each of the Company's security entitlements with respect to the financial assets and other assets credited to the Asset Sale Proceeds Account; provided, however, that the Company, as the entitlement holder with respect to the financial assets credited to the Asset Sale Proceeds Account and the Person for whom the Asset Sale Proceeds Account are maintained, is entitled, subject to
Section 2.02 and the other provisions of this Agreement, to make substitutions for the security entitlements with respect to the financial assets credited to the Asset Sale Proceeds Account. The Depositary Agent hereby represents that it has not entered into, and agrees that, until the termination of this Agreement and the other Term Loan Documents or Note Documents in accordance their terms, it will not enter into, any agreement with any other Person in respect such Asset Sale Proceeds Account pursuant to which it would agree to comply with entitlement orders made by such Person.

                  (f) Degree of Care. The Depositary Agent shall exercise due care in accordance with reasonable commercial standards in administering the Asset Sale Proceeds Account, accounting for assets credited to the Asset Sale Proceeds Account and performing its duties as a bank with respect to the Asset Sale Proceeds Account, and to the extent that any "investment property" is on deposit, accounting for financial assets and other assets credited to the Asset Sale Proceeds Account and performing its duties as securities intermediary with respect to the Asset Sale Proceeds Account and, in each case, such assets deposited therein or credited thereto and the credit balances credited thereto under this Agreement.

                  (g) Action Upon Notices; Exercise of Judgment. The Depositary Agent shall be permitted to conclusively rely and act upon any notice, entitlement order, instruction, request, waiver, consent, receipt or other paper or document whether in its original or facsimile form reasonably believed by the Depositary Agent to be signed by the Collateral Agent, the Company or any other authorized Person. The Depositary Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which the Depositary Agent may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. The Depositary Agent shall have duties only to the Collateral Agent (on behalf of the Secured Parties).

                  (h) Indemnification and Liability. In consideration of the appointment of Depositary Agent, the Company agrees:

                       (i) to fully indemnify and hold the Depositary Agent and each Affiliate, officer, director, shareholder, employee and agent of the Depositary Agent (each, an "Indemnified Person") harmless from and against any and all claim, loss, liability, damage, cost or expense (including reasonable legal fees and expenses) incurred by the Indemnified Person by reason of or resulting from this Agreement (including its having accepted such appointment or by reason of its carrying out of any of the terms of this Agreement); and

                       (ii) to reimburse each Indemnified Person for all its expenses, including reasonable fees and expenses of counsel and court costs incurred by reason of any position or action taken by the Indemnified Person pursuant to this Agreement or in connection with any action brought to interpret or enforce the provisions of this Agreement or any part thereof;

except, with respect to each of clauses (i) and (ii), to the extent that any such claim, loss, liability, damage, cost or expense is determined by a court of competent jurisdiction in a final non-appealable judgment to have been caused by the Indemnified Person's gross negligence or willful misconduct. The parties hereto hereby agree that no Indemnified Person shall be liable to such parties for any actions taken by any Indemnified Person pursuant to and in compliance with the terms hereof except in respect of any liability or expenses incurred by the Indemnified Person arising from its gross negligence or willful misconduct. Any Indemnified Person may consult with legal counsel of its selection in the event of any dispute or question as to the construction of this Agreement or the Indemnified Person's duties hereunder, and the Indemnified Person shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

                  (i) Court Orders. The Depositary Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting the Asset Sale Proceeds Account or any financial asset credited to the Asset Sale Proceeds Account. The Depositary Agent shall not be liable to any of the parties hereto, their successors or assigns by reason of the Depositary Agent's compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree may later be reversed, modified, set aside or vacated.

                  (j) Resignation and Termination.

                       (i) The Depositary Agent may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Depositary Agent as provided below. The Collateral Agent may remove the Depositary Agent at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor Depositary Agent as provided below.

                       (ii) In the event of any removal of the Depositary Agent, a successor Depositary Agent, which shall be a bank or trust company organized under the laws of the United States of America or of the State of New York capable of acting as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) and a "bank" (within the meaning of Section 9-102(a)(8) of the UCC), having a corporate trust office in New York, New York and a capital and surplus of not less than $50,000,000, shall be appointed by the Collateral Agent upon agreement by the Company, and such agreement shall not be unreasonably withheld. If a successor Depositary Agent shall not have been appointed and accepted its appointment as Depositary Agent within 45 days after such notice of removal of the Depositary Agent, the Depositary Agent, the Collateral Agent or the Company may apply to any court of competent jurisdiction at the expense of the Company to appoint a successor Depositary Agent to act until such time, if any, as a successor Depositary Agent shall have accepted its appointment as provided above. Any such successor Depositary Agent shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon:

                           (A) the Company or the Collateral Agent shall deliver
                  an entitlement order, instruction or any other order to the predecessor Depositary Agent directing it to transfer to the successor Depositary Agent all balances deposited in and all financial assets and other assets credited to, the Asset Sale Proceeds Account;

                           (B) the successor Depositary Agent shall establish
                  and maintain at its New York office the Asset Sale Proceeds Account and deposit in and credit to the Asset Sale Proceeds Account all financial assets and other assets from the Asset Sale Proceeds Account maintained by the predecessor Depositary Agent transferred by the predecessor Depositary Agent to the successor Depositary Agent; and

                           (C) the successor Depositary Agent shall succeed to
                  all the rights and duties of the Depositary Agent under this Agreement and under applicable law.

                       (iii) In the event of any resignation of the Depositary Agent, a successor Depositary Agent, which shall be a bank or trust company organized under the laws of the United States of America or of any state thereof capable of acting as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) and a "bank" (within the meaning of Section 9-102(a)(8) of the UCC) and having a capital and surplus of not less than $50,000,000, shall be appointed by the Collateral Agent upon agreement by the Company, and such agreement shall not be unreasonably withheld.

         Any such successor Depositary Agent shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon:

                           (A) the Company or the Collateral Agent shall deliver
                  an entitlement order, instruction or any other order to the predecessor Depositary Agent directing it to transfer to the Collateral Agent all balances deposited in and all financial assets credited to, the Asset Sale Proceeds Account;

                           (B) the successor Depositary Agent shall establish
                  and maintain at its New York office the Asset Sale Proceeds Account and deposit in and credit to the Asset Sale Proceeds Account all financial assets and other assets from the Asset Sale Proceeds Account maintained by the predecessor Depositary Agent transferred by the predecessor Depositary Agent to the successor Depositary Agent; and

                           (C) the successor Depositary Agent, unless the
                  Collateral Agent is acting in such capacity, shall succeed to all the rights and duties of the Depositary Agent under this Agreement and under applicable law.

                       (iv) In the event that a successor Depositary Agent is not appointed within 30 Business Days after such notice of resignation of the Depositary Agent:

                           (A) the Depositary Agent shall, if any "investment
                  property" is then on deposit, liquidate such investments;

                           (B) the Collateral Agent shall act as the successor
                  to the Depositary Agent until such time as a successor Depositary Agent is appointed pursuant to Section 3.04(j)(iii), and in so acting shall maintain a deposit account as the Asset Sale Proceeds Account to be held in the name of the Collateral Agent, and shall succeed to all the rights and duties of the Depositary Agent under applicable law;

                           (C) the provisions of Article 2 shall survive the
                  termination of this Agreement and shall continue to apply to such account held by the Collateral Agent into which the predecessor Depositary Agent has transferred all balances deposited in the Asset Sale Proceeds Account; and

                           (D) the Company shall deliver to the Collateral Agent
                  such legal opinion or opinions and such other documentation, in each case, in form and substance satisfactory to the Collateral Agent.

In the event of the resignation or termination of the Depositary Agent, the Depositary Agent shall be entitled to its fees and expenses in accordance with the terms hereof up to the time such resignation becomes effective in accordance with this Section 3.04(j).

                  (k) General.

                       (i) No provision of this Agreement shall require the Depositary Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, except to the extent resulting from the gross negligence or willful misconduct of the Depositary Agent.

                       (ii) All written directions and instructions (which may be provided by facsimile transmission) by the Company or the Collateral Agent to the Depository Agent pursuant to this Agreement shall be executed by an authorized signatory of the Company or the Collateral Agent, as applicable.

                       (iii) The Depository Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or any other evidence of indebtedness or other paper or document, but the Depositary Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit.

                       (iv) The Depository Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                       (v) The Depositary Agent shall not be deemed to have notice of any Default or Event of Default unless the Depositary Agent has actual knowledge thereof or unless written notice thereof is received by the Depositary Agent.

                       (vi) The Depositary Agent shall be under no obligation to notify the Collateral Agent of any Event of Default or any other event except for those events for which this Agreement specifically provides that such notice is required.

                       (vii) If any checks, drafts or other items deposited in the Asset Sale Proceeds Account are returned or unpaid or otherwise dishonored, the Depositary Agent shall have the right to charge any and all such returned or dishonored items against the Asset Sale Proceeds Account or to demand reimbursement therefor directly from the Company.

                       (viii) In no event shall the Depositary Agent be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties, in each case, that are beyond the Depositary Agent's reasonable control or other causes beyond the Depositary Agent's reasonable control or for indirect, special or consequential damages.

SECTION 3.05. Remedies. If an Event of Default shall have occurred and be continuing:

                       (i) the Collateral Agent may exercise in respect of the Asset Sale Proceeds Account, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC at that time and consistent with the provisions of the other Term Loan Documents or Note Documents, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of the Asset Sale Proceeds Account, and to cause the Asset Sale Proceeds Account to be sold, liquidated or otherwise disposed of, in each case in such manner as the Collateral Agent may elect; and

                       (ii) the proceeds of any financial assets and other assets credited to or held in the Asset Sale Proceeds Account and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Asset Sale Proceeds Account may, in the discretion of the Collateral Agent, then or at any time thereafter, be applied (after payment of any amounts payable to the Depositary Agent pursuant to the terms hereof) in whole or in part by the Collateral Agent against all or any part of the Secured Obligations of the Company in accordance with the Collateral Agency Agreement.

No right, power or remedy herein conferred upon or reserved to the Collateral Agent is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Collateral Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

                                   ARTICLE IV

                            TERMINATION OF AGREEMENT

SECTION 4.01. Rights and Obligations of Collateral Agent and Depositary Agent. The rights and powers granted herein to the Collateral Agent have been granted in order, among other things, to perfect its security interests in the Asset Sale Proceeds Account, are powers coupled with an interest, and will neither be affected by the bankruptcy of the Company nor by the lapse of time. Except as otherwise provided herein, the obligations of the Depositary Agent hereunder shall continue in effect until the security interests of the Collateral Agent in the Asset Sale Proceeds Account have been terminated pursuant to the terms of this Agreement, the other Term Loan Documents and Note Documents and the Collateral Agent has notified the Depositary Agent of such termination in writing.

SECTION 4.02. Secured Obligations. When each of the Term Loan Agreement and the Indenture has expired or has otherwise terminated and all Secured Obligations of the Company to the Secured Parties under the Term Loan Documents and the Notes Documents have been paid in full, all commitments thereunder have terminated, all of the Hedging Obligations owed to any Secured Party have terminated, all right, title and interest of the Collateral Agent in the Asset Sale Proceeds Account shall be released. At such time, the Collateral Agent shall notify the Depositary Agent in writing using the form attached hereto as Exhibit A to, and upon such notification the Depositary Agent shall, pay any amounts (including Permitted Investments) then remaining in the applicable Asset Sale Proceeds Account to the Company. No termination of any interest of a Secured Party hereunder shall affect the rights of any other Secured Party hereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.01. Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

               If to the Collateral Agent:    Wilmington Trust Company
                                              Attention:  Mary St. Amand
                                              Assistant Vice President
                                              Corporate Trust Administration
                                              1100 North Market Street
                                              Wilmington, DE  19890
                                              Phone:  302-636-6436
                                              Fax:  302-636-4145

               If to the Company:             Tesoro Petroleum Corporation
                                              Attention:  Finance Department
                                              300 Concord Plaza Drive
                                              San Antonio, TX  78216-6999
                                              Phone:  210-828-8484
                                              Fax:  210-283-2080

               If to the Depositary Agent:    The Frost National Bank
                                              100 West Houston Street
                                              San Antonio, TX  78205
                                              Attention: Jennifer Slator
                                              Phone:  210-220-5388
                                              Fax:  210-220-6816

               With a copy to:                The Frost National Bank
                                              100 West Houston Street
                                              San Antonio, TX  78205
                                              Attention: Deposit Services
                                              Phone:  210-220-4711
                                              Fax:  210-220-4681

Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth hereinabove.

SECTION 5.02. Benefit of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto, the Secured Parties, any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and the Secured Parties.

SECTION 5.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent or the Depositary Agent in the exercise of any power, right or privilege hereunder or under any other Term Loan Document or Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Collateral Agent and the Depositary Agent hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Term Loan Documents or Note Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

SECTION 5.04. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 5.05. Amendments. This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto and in accordance with the Collateral Agency Agreement.

SECTION 5.06. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 5.07. Governing Law. This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Asset Sale Proceeds Account shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of the Asset Sale Proceeds Account are governed by the laws of a jurisdiction other than the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the jurisdiction of the Depositary Agent as securities intermediary (under Section 8-110(e) of the UCC) and as bank (under Section 9-304(b) of the UCC) with respect to the Asset Sale Proceeds Account is the State of New York.

SECTION 5.08. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER TERM LOAN DOCUMENT OR NOTE DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES,

IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE OBLIGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
SECTION 5.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE OBLIGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES AGENTS AND SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TERM LOAN DOCUMENTS OR NOTE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS CONTROL AGREEMENT OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TERM LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 5.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that (a) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (which consent may be withheld in its sole discretion) and (b) the Depositary Agent may only assign or otherwise transfer any of its rights or obligations hereunder in accordance with the terms of this Agreement.

SECTION 5.11. Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

SECTION 5.12. Survival of Agreements. The provisions regarding the payment of expenses and indemnification obligations, including Section 3.04(h) and the provisions set forth in Sections 3.04(j) and 5.14, and in the event that the Depositary Agent resigns in accordance with Section 3.04(j)(iii) or 3.04(j)(iv),
Article 2 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the expiration or termination of the Term Loan Agreement or the Indenture, the payment in full of all Secured Obligations, the termination of any commitments thereunder, or the termination of this Agreement or any provision hereof.

SECTION 5.13. Further Information. The Depositary Agent shall promptly provide the Collateral Agent and the Company with any information reasonably requested by the Collateral Agent or the Company concerning balances in the Asset Sale Proceeds Account and payments from the Asset Sale Proceeds Account.

SECTION 5.14. Additional Depositary Agent Provisions. The Depositary Agent may engage or be interested in any financial or other transactions with any party to this Agreement and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not the Depositary Agent hereunder. The Depositary Agent shall not be obligated to take any action which in its reasonable judgment would involve it in expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. The Depositary Agent shall act as an agent only and shall not be responsible or liable in any manner for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it, except in the case of its gross negligence or willful misconduct. The Depositary Agent shall be fully protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document, (whether in its original or facsimile form) as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information contained therein, which the Depositary Agent in good faith believes to be genuine. The Depositary Agent shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence or willful misconduct. In the event of any dispute as to the construction or interpretation of any provision of this Agreement, the Depository Agent may consult with counsel of its own selection and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken suffered or omitted by it hereunder in good faith and reliance thereon.

SECTION 5.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.16. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company, the Depositary Agent and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

SECTION 5.17. Collateral Agent's Obligations. The performance by the Collateral Agent of its obligations under this Agreement and the exercise of its rights hereunder is subject in all respects to the provisions of the Collateral Agency Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Depositary Agreement to be duly executed and delivered as of the date first above written.

                                      TESORO PETROLEUM CORPORATION


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                      WILMINGTON TRUST COMPANY,
                                      as the Collateral Agent


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      THE FROST NATIONAL BANK,
                                      as Depositary Agent


                                     By:
                                               ---------------------------------
                                               Name:
                                               Title:


                      [Depositary Agreement Signature Page]

                                    EXHIBIT A

                                 DATE: _______________

THE FROST NATIONAL BANK
P. O. BOX 1600
SAN ANTONIO, TEXAS 78209
ATTENTION:  JENNIFER SLATOR
PHONE:   210/220-5388
FAX:     210/220-6816

WITH COPY TO:

THE FROST NATIONAL BANK
P. O. BOX 1600
SAN ANTONIO, TEXAS 78209
ATTENTION:  DEPOSIT SERVICES
PHONE:   210/220-4711
FAX:     210/220-4681

                    RE: CONTROL AGREEMENT DATED MAY 16, 2003;
                           ASSET SALE PROCEEDS ACCOUNT

LADIES AND GENTLEMEN:

         REFERENCE IS MADE TO THE CONTROL AGREEMENT DATED MAY 16, 2003 (THE "AGREEMENT"; CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS ASSIGNED THERETO IN THE AGREEMENT) AMONG WILMINGTON TRUST COMPANY (THE "COLLATERAL AGENT"), THE FROST NATIONAL BANK (THE "DEPOSITARY AGENT") AND TESORO PETROLEUM CORPORATION (THE "COMPANY"). THIS LETTER CONSTITUTES AN INSTRUCTION UNDER THE AGREEMENT.


You are hereby instructed and authorized to remit:
                                      Written $ Amount US
                                                           ---------------------
                                      Numeric $ Amount     $
                                                           ---------------------
VIA WIRE TRANSFER TO: ACCOUNT #:           ABA #
                                 ---------       -------------------------------
                      ACCOUNT NAME:
                                    --------------------------------------------
                      ATTENTION:
                                 -----------------------------------------------
FROM THE ASSET SALES PROCEEDS ACCOUNT #                     MAINTAINED AT THE
                                        ------------------- FROST NATIONAL BANK

         THE UNDERSIGNED REPRESENTS AND WARRANTS TO THE FROST NATIONAL BANK THAT THE UNDERSIGNED IS AN AUTHORIZED SIGNATORY OF COLLATERAL AGENT.


                                      COLLATERAL AGENT
                             BY:
                                      --------------------------------------
                            NAME:
                                      --------------------------------------
                            TITLE:
                                      --------------------------------------